Exhibit 99.1

Kandi Technologies Reports First Quarter 2022 Financial Results

- Revenue of $24.9 million, up nearly 56% year-over-year

- Off-road vehicles and lithium-ion cells were primary revenue contributors

- Quarter-end cash balance1 of $229.2 million

JINHUA, CHINA-- (May 9, 2022) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2022.

First Quarter Highlights

●	Total revenues increased by 55.8% to $24.9 million, from $16.0 million in the same period of 2021.

●	EV parts sales were $3.7 million, compared to $6.4 million in the same period of 2021.

●	EV products sales increased by 179.8% to $0.3 million, compared to $0.1 million in the same period of 2021.

●	Off-road vehicles sales increased by 90.7% to $10.7 million, compared to $5.6 million in the same period of 2021.

●	Electric Scooters, Electric Self-Balancing Scooters and associated parts sales were $2.1 million, compared with $3.9 million in the same period of 2021.

●	Lithium-ion cells sales were $8.0 million. There were no comparable sales for the same period of 2021 since Jiangxi Huiyi New Energy CO., Ltd. (“Jiangxi Huiyi”), the entity that manufactures Lithium-ion cells, was acquired by the Company in October 2021.

●	Gross margin was 9.6%, compared to 27.3% for the same period of 2021.

●	Net loss was $1.6 million, or $0.02 loss per fully diluted share, compared to a net loss of $6.4 million, or $0.08 loss per fully diluted share for the same period of 2021.

●	As of March 31, 2022, working capital was $276.4 million; cash, cash equivalents, restricted cash and certificate of deposit totaled $229.2 million.

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented, “We kicked off 2022 with solid revenue growth. One highlight was our all-electric off-road vehicles, which we developed last year in response to the growing demand we observed. Our team made substantial progress in the quarter. In February 2022, we established Hainan Kandi Holding New Energy Technology Co., Ltd. in Hainan province (“Hainan Kandi Holding”), which produces ‘crossover’ electric golf carts (“golf carts”). On February 22, 2022, SC Autosports and Coleman Powersports Inc. signed a memorandum of understanding (“MOU”) regarding the sales of $29 million (equivalent to 5,000 units) golf carts. In addition, on March 3, 2022, SC Autosports signed a sales MOU of $39 million (equivalent to 5,000 units) luxury golf carts with more than twenty dealers. Hainan Kandi Holding is already manufacturing the vehicles. By the end of April, a total of 778 units were shipped from Hainan province to SC Autosports. We are planning to deliver another 2,000 units in May this year.”

[1]	Includes cash, cash equivalents, restricted cash, and certificate of deposit.

Hu continued, “Lithium-ion battery cells also contributed meaningfully to revenue. This is the principal product of Jiangxi Huiyi, the leading battery manufacturer that we acquired last fall. That acquisition is making an immediate revenue contribution from production of batteries, strengthening our battery business. Also, it boosts our capability of integrating the supply chain of battery-powered vehicle products, which can be leveraged to generate substantial growth in the electric off-road vehicles and other battery-powered vehicle products.”

Q1 2022 Financial Results

Net Revenues and Gross Profit (in USD millions)

	Q1 2022	Q1 2021	Y-o-Y%
Net Revenues	$24.9	$16.0	55.8%
Gross Profit	$2.4	$4.4	-45.2%
Gross Margin%	9.6%	27.3%	-

Net revenues of $24.9 million in the first quarter 2022 increased 55.8% from the same period of 2021. Revenue growth was primarily due to higher sales of off-road vehicles and the addition of lithium-ion cell sales, which were generated from the Jiangxi Huiyi acquisition in October 2021. Gross margin declined due to a mix shift to lower margin products such as the lithium-ion cells. Furthermore, margin was impacted by the introduction of the new off-road vehicles into the US market, where value pricing was used to promote sales.

Operating Income/Loss (in USD millions)

	Q1 2022	Q1 2021	Y-o-Y%
Operating Expenses	($8.1)	($27.2)	-70.3%
Loss from Operations	($5.7)	($22.8)	-75.0%
Operating Margin%	-22.9%	-143.0%	-

Total operating expenses in the first quarter of 2022 were $8.1 million, compared with $27.2 million for the same period of 2021. The decrease was primarily due to lower R&D expense, as the Company’s R&D expenditure for new products was largely incurred in the first quarter of 2021.

Net Income/Loss (in USD millions)

	Q1 2022	Q1 2021	Y-o-Y%
NetLoss	($1.6)	($6.4)	-74.7%
Net Loss per Share, Basic and Diluted	($0.02)	($0.08)	-

Net loss of $1.6 million in the first quarter of 2022 compares to a net loss of $6.4 million for the same period of 2021, with the decrease primarily coming from lower R&D expense.

First Quarter 2022 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Monday, May 9, 2022. Management will deliver prepared remarks to be followed by a question-and-answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: https://event.choruscall.com/mediaframe/webcast.html?webcastid=sMgsHhtu

The live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

+1 (212) 551-3610

IR@kandigroup.com

The Blueshirt Group

Mr. Gary Dvorchak, CFA

gary@blueshirtgroup.com

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)
Current assets
Cash and cash equivalents	$99,997,938	$129,223,443
Restricted cash	58,222,796	39,452,564
Certificate of deposit	70,957,772	55,041,832
Accounts receivable (net of allowance for doubtful accounts of $3,065,854 and $3,053,277 as of March 31, 2022 and December 31, 2021, respectively)	40,262,353	52,896,305
Inventories	30,958,762	33,171,973
Notes receivable	837,302	323,128
Other receivables	8,798,534	8,901,109
Prepayments and prepaid expense	17,275,378	17,657,326
Advances to suppliers	4,998,703	5,940,456
TOTAL CURRENT ASSETS	332,309,538	342,608,136

NON-CURRENT ASSETS
Property, plant and equipment, net	110,004,425	111,577,411
Intangible assets, net	12,770,134	13,249,079
Land use rights, net	3,235,497	3,250,336
Construction in progress	326,641	79,317
Deferred tax assets	2,219,297	2,219,297
Long-term investment	157,684	157,262
Goodwill	36,109,089	36,027,425
Other long-term assets	11,898,416	10,992,009
TOTAL NON-CURRENT ASSETS	176,721,183	177,552,136

TOTAL ASSETS	$509,030,721	$520,160,272

CURRENT LIABILITIES
Accounts payable	$27,966,224	$36,677,802
Other payables and accrued expenses	7,747,034	9,676,973
Short-term loans	1,450,000	950,000
Notes payable	10,548,203	8,198,193
Income tax payable	1,512,342	1,620,827
Other current liabilities	6,726,257	7,038,895
TOTAL CURRENT LIABILITIES	55,950,060	64,162,690

NON-CURRENT LIABILITIES
Long-term loans	2,210,589	2,210,589
Deferred taxes liability	2,460,141	2,460,141
Contingent consideration liability	5,122,000	7,812,000
Other long-term liabilities	989,018	314,525
TOTAL NON-CURRENT LIABILITIES	10,781,748	12,797,255

TOTAL LIABILITIES	66,731,808	76,959,945

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,410,130 and 77,385,130 shares issued and 76,271,345 and 76,705,381 outstanding at March 31,2022 and December 31,2021, respectively	77,410	77,385
Less: Treasury stock (1,138,785 shares with average price of $3.48 and 679,749 shares with average price of $3.52 at March 31,2022 and December 31,2021, respectively )	(3,962,527)	(2,392,203)
Additional paid-in capital	449,559,150	449,479,461
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at March 31,2022 and December 31,2021, respectively)	(5,832,158)	(4,216,102)
Accumulated other comprehensive loss	1,261,597	251,786
TOTAL KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS’ EQUITY	441,103,472	443,200,327

Non-controlling interests	1,195,441	-
TOTAL STOCKHOLDERS’ EQUITY	442,298,913	443,200,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$509,030,721	$520,160,272

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31, 2022	March 31, 2021

REVENUES FROM UNRELATED PARTIES, NET	$24,891,404	$15,976,170
REVENUES FROM THE FORMER AFFILIATE COMPANY AND RELATED PARTIES, NET	-	1,584

REVENUES, NET	24,891,404	15,977,754

COST OF GOODS SOLD	(22,504,241)	(11,623,403)

GROSS PROFIT	2,387,163	4,354,351

OPERATING INCOME (EXPENSE):
Research and development	(1,140,586)	(21,624,597)
Selling and marketing	(1,193,699)	(1,146,866)
General and administrative	(5,756,531)	(4,430,123)
TOTAL OPERATING EXPENSE	(8,090,816)	(27,201,586)

EXPENSE FROM OPERATIONS	(5,703,653)	(22,847,235)

OTHER INCOME (EXPENSE):
Interest income	1,222,304	528,592
Interest expense	(148,144)	(126,348)
Change in fair value of contingent consideration	2,690,000	357,000
Government grants	244,098	234,793
Gain from sale of equity in the Former Affiliate Company	-	17,700,260
Share of loss after tax of the Former Affiliate Company	-	(2,579,497)
Other income, net	43,782	498,901
TOTAL OTHER INCOME , NET	4,052,040	16,613,701

LOSS BEFORE INCOME TAXES	(1,651,613)	(6,233,534)

INCOME TAX BENEFIT (EXPENSE)	32,600	(169,186)

NET LOSS	(1,619,013)	(6,402,720)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	2,957	-

NET LOSS ATTRIBUTABLE TO KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS	(1,616,056)	(6,402,720)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	1,009,811	(1,176,013)

COMPREHENSIVE INCOME (LOSS)	$(609,202)	$(7,578,733)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	76,289,846	75,383,777

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.02)	$(0.08)

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-controlling interests	Total
Balance, December 31, 2020	75,377,555	$75,377	$-	$439,549,338	$(27,079,900)	$(8,778,151)	$-	$403,766,664
Stock issuance and award	10,000	10	-	22,290	-	-	-	22,300
Net loss	-	-	-	-	(6,402,720)	-	-	(6,402,720)
Foreign currency translation	-	-	-	-	-	(1,176,013)	-	(1,176,013)
Reversal of reduction in the Former Affiliate Company’s equity (net of tax effect of $491,400)	-	-	-	2,771,652	-	-	-	2,771,652
Balance, March 31, 2021	75,387,555	$75,387	$-	$442,343,280	$(33,482,620)	$(9,954,164)	$-	$398,981,883

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Earning (Deficit)	Accumulated Other Comprehensive Income	Non-controlling interests	Total
Balance, December 31, 2021	77,385,130	$77,385	$(2,392,203)	$449,479,461	$(4,216,102)	$251,786	$-	$443,200,327
Stock issuance and award	25,000	25	-	92,925	-	-	-	92,950
Stock buyback			(1,570,324)	(13,236)				(1,583,560)
Capital contribution from shareholder	-	-	-	-	-	-	1,198,398	1,198,398
Net loss	-	-	-	-	(1,616,056)	-	(2,957)	(1,619,013)
Foreign currency translation	-	-	-	-	-	1,009,811	-	1,009,811

Balance, March 31, 2022	77,410,130	$77,410	$(3,962,527)	$449,559,150	$(5,832,158)	$1,261,597	$1,195,441	$442,298,913

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2022	March 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,619,013)	$(6,402,720)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,294,499	2,212,965
Provision (reversal) of allowance for doubtful accounts	4,389	-
Share of loss after tax of the Former Affiliate Company	-	2,579,497
Loss from equity sale in the Former Affiliate Company	-	(17,700,260)
Change in fair value of contingent consideration	(2,690,000)	(357,000)
Stock based compensation expense	22,925	22,925

Changes in operating assets and liabilities:

Accounts receivable	5,197,268	8,916,548
Notes receivable	1,965,596	-
Inventories	2,498,914	(864,177)
Other receivables and other assets	(790,486)	(13,058,262)
Advances to supplier and prepayments and prepaid expenses	1,425,684	18,807,547

Increase (Decrease) In:
Accounts payable	3,088,095	(340,133)
Other payables and accrued liabilities	(1,688,414)	107,011
Notes payable	(4,401,457)	-
Income tax payable	(119,559)	58,779
Net cash provided by (used in) operating activities	$6,188,441	$(6,017,280)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(709,881)	(5,866,207)
Payment for construction in progress	(246,971)	(4,339,770)
Repayment from (loan to) third party	-	13,113,237
Certificate of deposit	(15,759,448)	(15,427,337)
Proceeds from sales of equity in the Former Affiliate Company	-	23,758,099
Long-term Investment	-	(107,991)
Net cash (used in) provided by investing activities	$(16,716,300)	$11,130,031

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	500,000	-
Contribution from non-controlling shareholder	803,732	-
Purchase of treasury stock	(1,583,561)	-
Net cash used in financing activities	$(279,829)	$-

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(10,807,688)	$5,112,751
Effect of exchange rate changes	$352,415	$(438,313)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$168,676,007	$142,520,635

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$158,220,734	$147,195,073
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	99,997,938	146,714,469
-RESTRICTED CASH AT END OF PERIOD	58,222,796	480,604

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$5,496	110,407
Interest paid	$37,116	-

SUPPLEMENTAL NON-CASH DISCLOSURES:
Reversal of decrease in investment in the Former Affiliate Company due to change in its equity (net of tax effect of $491,400)	-	2,807,696
Increase of other receivable for equity transfer payment of the Former Affiliate Company	-	23,758,099
Contribution from non-controlling shareholder by inventories and fix assets	393,986	-